BOSTON SCIENTIFIC NAMES MICHAEL F. MAHONEY AS COMPANY PRESIDENT,
ANNOUNCES CEO TRANSITION PLAN

Mahoney Has Served as Worldwide Chairman,
Medical Device and Diagnostics Group, Johnson & Johnson
William H. (Hank) Kucheman to be Promoted to Interim Chief Executive Officer
Ray Elliott to Retire at Year-End, Will Assist Transition and Remain Member of the Board

Natick, MA (September 13, 2011) – Attracting one of med-tech’s most inspiring leaders, Boston Scientific Corporation (NYSE: BSX) has named Michael Mahoney, 46, as President of the Company, effective October 17, 2011. Mahoney, Worldwide Chairman of the Medical Device and Diagnostics Group for Johnson & Johnson, is expected to become Chief Executive Officer (CEO) of Boston Scientific on November 1, 2012. The transition period is being implemented to accommodate Mahoney’s post-employment obligations to Johnson & Johnson, which both Boston Scientific and Johnson & Johnson have agreed is appropriate. Ray Elliott, who announced last May that he would step down as President and CEO, will do so on October 17, 2011. At that time, Hank Kucheman, currently the Executive Vice President and Group President of the Cardiology, Rhythm and Vascular (CRV) Group, Boston Scientific’s largest business, will be promoted to serve as interim CEO until Mahoney assumes the role. As President, Mahoney will report to Kucheman. In connection with his promotion to CEO, Kucheman will be appointed to the Company’s Board of Directors. Elliott will be available to assist Kucheman and Mahoney through the end of the year, at which time he will retire, and remain active on the Company’s Board of Directors.

Mahoney has more than twenty-two years of healthcare experience in medical devices, capital equipment and healthcare IT service businesses with best-in-class companies. He is known as a driven leader with a proven ability to build strong teams that are passionate about winning. As Worldwide Chairman, Medical Devices and Diagnostics for Johnson & Johnson, Mahoney has been responsible for leading the largest medical device business in the industry. Prior to assuming this position in January, 2011, Mahoney served as Worldwide Company Group Chairman of the DePuy franchise, a leading global orthopedics and neuro-sciences business. In this role, which he held from 2007 through 2010, Mahoney drove a successful growth strategy via product innovation, multiple acquisitions, and international expansion, particularly in China and India. From 2001 to 2006, Mahoney served as President and Chief Executive Officer of Global Healthcare Exchange (GHX), a leading provider of supply chain solutions and services that bring together hospitals, manufacturers, distributors and GPOs. Mahoney began his career at General Electric Medical Systems, where he spent twelve years successfully leading various GE Medical Systems business units in diagnostic imaging, Cardiology, and Healthcare Information technology. Mahoney earned a Finance degree from the University of Iowa and an M.B.A. from Wake Forest University.

“Mike is a dynamic, seasoned leader and we enthusiastically welcome him into the Boston Scientific family,” stated Pete Nicholas, Chairman of the Board and Co-Founder, Boston Scientific. “He is intensely passionate about innovation and people, and creates and encourages a team environment that results in superior performance. This, combined with Mike’s significant international experience made him the best choice for this critical role,” continued Nicholas.

As President, Mahoney’s initial responsibilities will focus on the oversight of Cardiac Rhythm Management (CRM) and Endoscopy (GI and Pulmonary), as well as numerous corporate functions. On August 1, 2012, Mahoney will assume responsibility for Neuromodulation.

“I have great respect for Boston Scientific and its position as a market-leading, global Fortune 500 healthcare company,” stated Mahoney. “My experiences leading complex businesses, developing international markets and driving operational excellence for other world-class companies will serve me well in my new role. I am making a long-term commitment to continue Boston Scientific’s focus on innovation and delivering improved patient care while revitalizing the Company’s sustainable growth through the continued execution of its POWER strategy.”

Kucheman is currently the Executive Vice President and Group President of the CRV Group for Boston Scientific. In this role, he leads the Company’s Cardiac Rhythm Management business, its Interventional Cardiology business and Endovascular Unit, which includes the Peripheral Interventions, Imaging and Electrophysiology businesses. Kucheman was instrumental in shaping Boston Scientific’s expansion strategy into Asia Pacific and the Company’s relationship with Fukuda Denshi in Japan. Previous to this role, he was Senior Vice President and Group President for the Company’s Cardiovascular Group where he led the commercialization strategy for the Company’s drug-eluting stent program. Kucheman joined Boston Scientific in 1995 with the acquisition of SCIMED Life Systems, Inc. Before joining Boston Scientific, Kucheman held a variety of management positions in sales and marketing for SCIMED, Charter Medical Corporation and Control Data Corporation. He began his career at the United States Air Force Academy Hospital and later was Healthcare Planner, Office of the Surgeon General, for the United States Air Force Medical Service.

On November 1, 2012, it is expected that Kucheman will transition into a senior advisory role and continue to support the business.

Kucheman and Mahoney previously worked together during Kucheman’s tenure as a member of the GHX Board of Directors. “Mike is a highly qualified and experienced medical device executive with a proven ability to build strong teams that are focused on executing effective growth strategies,” stated Kucheman. “He and I have known each other for some time. We share the same philosophy about people, the importance of team execution, results orientation, and technology innovation that meets the needs of the customers we serve. We have a proven track record of working effectively with each other in the past, and will continue this legacy of collaboration,” continued Kucheman.

Elliott stated, “Hank’s outstanding leadership ability, medical device experience and real world understanding of the complex international marketplace complement Mike’s background and experience. I have no doubt Mike and Hank will work well together in their respective roles to continue driving the Company’s innovation and growth and increase the shareholder value of Boston Scientific.”

“During his tenure as President and CEO, Ray has refocused the Company’s business model, significantly restructured and strengthened the organization, reduced the Company’s risk profile, and created a five-year strategic plan, POWER, designed to successfully address the future global healthcare landscape and restore the Company’s historic financial performance,” stated Nicholas. “Ray accomplished this through extraordinary leadership, and I am pleased the Board will continue to benefit from his energy, passion and intelligence.”

About Boston Scientific
Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our leadership, management transition plans, growth and business strategy. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: Mr. Mahoney’s obligations to his previous employer; arrangements with J&J concerning Mr. Mahoney; future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Media Relations
Boston Scientific Corporation
denise.kaigler@bsci.com

Lisa Pintchman
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Weber Shandwick
lpintchman@webershandwick.com

Erik Kopp
508-650-8660 (office)
Media Relations
Boston Scientific Corporation
erik.kopp@bsci.com

Sean Wirtjes
508-652-5305 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com